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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aurora Biosciences Corporation for the registration of 1,800,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the financial statements of Aurora Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP

                                                      ERNST & YOUNG LLP

San Diego, California
March 8, 2000